VALENCE TECHNOLOGY, INC.



                     VALENCE BATTERY SOLUTIONS INCREASINGLY
                       OF INTEREST IN HEALTH CARE INDUSTRY

     NUMEROUS INDUSTRY LEADERS DEMONSTRATING USE OF VALENCE POWER TECHNOLOGY
                                  AT HIMSS 2005

DALLAS, FEBRUARY 15, 2005 - Valence Technology, Inc. (Nasdaq: VLNC), a leader in the development and commercialization of Saphion(R) technology, the only safe large format Lithium-ion rechargeable battery technology, today announced that its rechargeable universal battery solutions are being demonstrated in numerous partner booths at the 2005 Annual HIMSS Conference & Exhibition. Held in Dallas February 14-17, the HIMSS Conference is widely accepted as the foremost event in the healthcare IT industry, with more than 200 education sessions and 700 exhibitors featuring new products and cutting-edge interoperability demonstrations.

Valence's U-Charge(TM) and/or N-Charge(TM) Power Systems will appear in the numerous partner booths such as:

     - Ergotron, Inc. (booth #4347), delivers patented mounting solutions for point-of-care technologies
     - Flo Healthcare (booth #1043), delivers integrated cart-based mobile workstations and wireless solutions for point-of-care applications
     - Info Logix Inc. (booth #5159), a provider of complete mobile wireless solutions to healthcare
     - Maxspeed Corporation (booth #5460), develops HIPAA compliant, mobile notebook-style thin clients and desk-top thin clients
     - Sayers Healthcare (booth #645), a provider of IT equipment solutions for healthcare
     - Stinger Industries (booth #6141), a leading manufacturer of point-of-care mobile carts for healthcare

"The healthcare industry is realizing the benefits of Valence's technology to power everything from computers to peripherals on mobile medical carts," said Stephan Godevais, chairman and CEO of Valence. "Used in hospitals throughout the U.S., our technology enables doctors and nurses to work more efficiently and accurately, providing better care for their patients while remaining HIPAA compliant."

The U-Charge(TM) Power System is a family of Lithium-ion energy storage systems that offers twice the run-time, requires little to no maintenance, and delivers greater energy density, better reliability, longer life and more safety at a lower cost of ownership than lead-acid batteries. Power wheelchairs have traditionally been powered by lead-acid batteries; however, Valence's Saphion(R) technology offers a safe and reliable alternative.

The N-Charge(TM) Power System is an easy-to-use, portable energy solution that provides power for a wide variety of mobile electronic devices from tablets to dedicated flat panels. Featuring Valence's patented Saphion(R) Lithium-ion technology, the N-Charge(TM) Power System offers up to 10 hours of continuous notebook use in a thin, lightweight design making it easy for nurses and doctors to get from one room to the next. The system is easily attached to medical carts for all day mobility, productivity and power.

Saphion(R) technology, the only one like it on the market today, replaces toxic heavy metals with phosphates that equate to dirt coated in rust - creating a lithium-ion energy storage battery that is chemically more stable than traditional oxide-based batteries. Valence's chemistry yields a much safer battery that is not only environmentally friendly, but retains all the lithium-ion advantages with a longer life cycle and is safe for hospital environments, especially in oxygen-rich areas such as ICUs (Intensive Care Units), ORs (Operating Rooms), and patient rooms.

ABOUT VALENCE TECHNOLOGY, INC.
Valence is a leader in the development and commercialization of Saphion(R) technology, the only safe large format Lithium-ion rechargeable battery technology. Named in 2004 as a Top 100 Innovative Company by Red Herring, Valence holds an extensive, worldwide portfolio of issued and pending patents relating to its Saphion(R) technology and Lithium-ion rechargeable batteries. The company has facilities in Austin, Texas, Henderson, Nevada and Suzhou and Shanghai, China. Valence is traded on the NASDAQ SmallCap Market under the symbol VLNC and can be found on the Internet at www.valence.com.

FORWARD-LOOKING STATEMENT
The information contained herein includes "forward-looking statements." The company cautions readers not to put undue reliance on forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those described herein, for the reasons, among others, discussed in our reports filed with the Securities and Exchange Commission.

                                      # # #

MEDIA CONTACT                               INVESTOR CONTACT
Lois Paul & Partners, LLC                   Valence Technology, Inc.
Daphne Kent                                 Kimberly Allen
daphne_kent@lpp.com                         kimberly.allen@valence.com
(512) 638-5305                              (512) 527-2921